                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          HI-TECH PHARMACAL CO., INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                          HI-TECH PHARMACAL CO., INC.
                              369 BAYVIEW AVENUE
                          AMITYVILLE, NEW YORK 11701

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 3, 1998

To Hi-Tech Pharmacal Co., Inc. Stockholders:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hi-Tech Pharmacal Co., Inc. (the "Company" or "Hi-Tech") will be held on December 3, 1998, at 10:00 a.m., Eastern Standard Time, at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747 (the "Meeting"), for the following purposes, all as more fully described in the accompanying Proxy Statement:

    1. To elect Messrs. Bernard Seltzer, David S. Seltzer, Reuben Seltzer, Martin M. Goldwyn and Yashar Hirshaut, M.D. to the Board of Directors, each to serve for a term to expire at the 1999 Annual Meeting;

    2. To amend the Company's Amended and Restated Stock Option Plan to increase by 500,000 the number of shares of common stock reserved for issuance thereunder;

    3. To ratify the appointment of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending April 30, 1999; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on October 6, 1998 will be entitled to receive notice of and to vote at the Meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, READ THE ACCOMPANYING PROXY STATEMENT, AND THEN COMPLETE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                          By Order of the Board of Directors,

                                          David S. Seltzer
                                          President, Chief Executive
                                          Officer,Secretary and Treasurer

Dated: November 2, 1998

                          HI-TECH PHARMACAL CO., INC.
                              369 BAYVIEW AVENUE
                          AMITYVILLE, NEW YORK 11701

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON DECEMBER 3, 1998

                               ----------------


  This Proxy Statement is furnished to stockholders of Hi-Tech Pharmacal Co., Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the "Meeting"). The Meeting is scheduled to be held on December 3, 1998, at 10:00 a.m., Eastern Standard Time, at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747.

                                 INTRODUCTION

  The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747, on December 3, 1998, at 10:00 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about November 2, 1998.

  At the Meeting, stockholders will be asked to vote upon: (1) the election of five directors; (2) the amendment of the Company's Amended and Restated Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder; (3) the ratification of the Company's independent auditors; and (4) such other business as may properly come before the Meeting and at any adjournments thereof.

  Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

  The Board of Directors has fixed October 6, 1998 as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 4,526,717 shares of the Company's common stock par value $.01 per share (the "Common Stock"), each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

  The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  Directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting of Stockholders when their respective successors are duly elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the five nominees listed below, unless instructions to the contrary are given therein. All of the nominees are currently directors.

  The five nominees have indicated that they are able and willing to continue to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominee or nominees as the Company may select. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect each nominee.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

Nominees for director:

                                                                      SERVED AS
                           POSITION WITH THE COMPANY OR PRINCIPAL     DIRECTOR
          NAME                           OCCUPATION                     FROM
          ----           ------------------------------------------   ---------
 Bernard Seltzer........ Chairman                                       1983
 David S. Seltzer....... Chief Executive Officer, President,            1992
                          Secretary and Treasurer of the Company
 Reuben Seltzer......... Consultant to the Company on legal matters     1992
                          and special projects, President of R.M.
                          Realty Services Inc., a real estate
                          investment and consulting company
 Martin M. Goldwyn...... Member of the law firm of Tashlik,             1992
                          Kreutzer & Goldwyn P.C.
 Yashar Hirshaut, M.D... Associate Clinical Professor of Medicine       1992
                          at Cornell University Medical College,
                          Research Professor of Biology at Yeshiva
                          University, editor-in-chief of the
                          Professional Journal of Cancer
                          Investigation and practicing medical
                          oncologist

EXECUTIVE OFFICERS, DIRECTORS AND SIGNIFICANT EMPLOYEES

  The following table sets forth certain information with respect to the executive officers, directors and significant employees of the Company, including the nominees for election as director, as of November 2, 1998.

          NAME                                         POSITION
          ----                                         --------
Bernard Seltzer......... Chairman of the Board
David S. Seltzer........ Chief Executive Officer, President, Secretary, Treasurer and Director
Martin S. Knopf......... Chief Operating Officer
Elan Bar-Giora.......... Executive Vice President-Operations
Arthur S. Goldberg...... Vice President-Finance and Chief Financial Officer
Martin M. Goldwyn....... Director
Yashar Hirshaut, M.D.... Director
Reuben Seltzer.......... Director

  BERNARD SELTZER, 74, has been Chairman of the Board of the Company since January 1990. As of May 1, 1998 Mr. Seltzer resigned as President and Chief Executive Officer of the Company. From May 1983 to January 1990, Mr. Seltzer was Vice President of Sales of the Company. Prior thereto, Mr. Seltzer was the Vice President of Sales and Marketing of Ketchum Laboratories, Inc., a pharmaceutical manufacturer and the predecessor of the Company.

  DAVID S. SELTZER, 38, has been Chief Executive Officer and President of the Company since May 1, 1998 and a Director, Secretary and Treasurer since February 1992. From July 1992 to May 1, 1998, Mr. Seltzer was Executive Vice President-Administration, and from March 1992 to May 1, 1998, Vice President-Administration and Chief Operating Officer of the Company. From September 1986 to February 1990 Mr. Seltzer was employed as an account executive at a stock brokerage firm. Mr. Seltzer received a B.A. in Economics from Queens College in 1984. David S. Seltzer is the son of Bernard Seltzer.

  MARTIN S. KNOPF, 52, has been the Chief Operating Officer of the Company effective October 19, 1998. From 1987 to date, Mr. Knopf has held the position of President and CEO of the health care consulting firm of Knopf Associates. During this time, he also served as President and COO of two related companies, Permeable Technologies, Inc. and The LifeStyle Company, Inc. and Executive VP and COO of PolyVue Technologies. From 1986 to 1987 he held the position of Corporate Vice President for Scientific Affairs at Delmed, Inc., a public company which manufactures pharmaceuticals and critical medical devices. From 1974 to 1986 Mr. Knopf held positions of increasing responsibility at Johnson & Johnson. In his last position at Johnson & Johnson, Mr. Knopf served on the Management Board heading up Regulatory Affairs at Vistakon. He has also served as the Industry Representative to FDA's Ophthalmic Devices panel from 1988 through 1992. Mr. Knopf received his B.Sc. from Brooklyn College of Pharmacy in 1970 and is a Registered Pharmacist and is Regulatory Affairs Certified.

  MARTIN M. GOLDWYN, 46, was elected a Director of the Company in May 1992. Mr. Goldwyn is a member of the law firm of Tashlik, Kreutzer & Goldwyn P.C. Mr. Goldwyn received a B.A. in finance from New York University in 1974 and a Juris Doctor from New York Law School in 1977.

  YASHAR HIRSHAUT, M.D., 60, has been a Director of the Company since September 1992. Dr. Hirshaut is a practicing medical oncologist and is currently an Associate Clinical Professor of Medicine at Cornell University Medical College. Since July 1986, he has been a Research Professor of Biology at Yeshiva University. In addition, he has served as editor-in-chief of the Professional Journal of Cancer Investigation since July 1981. Dr. Hirshaut received a B.A. from Yeshiva University in 1959 and his medical degree from Albert Einstein College of Medicine in 1963.

  REUBEN SELTZER, 42, has been a Director of the Company since April 1992. Mr. Seltzer is currently serving as a consultant to the Company on legal matters and special projects. Mr. Seltzer has been president of R.M. Realty Services Inc., a real estate investment and consulting company since May 1988. From May 1983 to May 1988 Mr. Seltzer was a vice president and attorney with Merrill Lynch Hubbard Inc., a real estate investment subsidiary of Merrill Lynch and Company. Mr. Seltzer received a B.A. in Economics from Queens College in 1978, a Juris Doctor from the Benjamin N. Cardozo School of Law in 1981 and a L.L.M. from the New York University School of Law in 1987. Reuben Seltzer is the son of Bernard Seltzer.

SIGNIFICANT EMPLOYEES

                NAME                                   POSITION
                ----                                   --------
Gennaro P. Caccavale................. Director of Operations
Michael McConnell.................... Director of Product Development
Gary M. April........................ President of Health Care Products Division
Suzanne Fenton....................... Director of Compliance
Jesse Kirsh.......................... Director of Quality Assurance

DIRECTORS' FEES

  For their services on the Board, the Company pays each director a fee of $300 per meeting. Each member of the Board is reimbursed for expenses incurred in connection with each Board or Committee meeting attended. In addition, each non-employee director is granted options annually to purchase 3,000 shares of Common Stock under the Company's 1994 Directors Stock Option Plan.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  During Fiscal Year 1998, the Board of Directors held three meetings. In addition, there were four actions taken by unanimous written consent. Each director, except for Yashar Hirshaut, M.D., attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and
(b) the committees on which the director served.

  The Board has two committees: the Audit Committee and the Stock Option Committee.

  Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of a firm of independent public auditors, reviews with such firm the plans and results of the audit engagement, reviews the independence of such firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of Messrs. David S. Seltzer, Martin M. Goldwyn and Yashar Hirshaut, M.D. and held one meeting during fiscal 1998.

  Stock Option Committee. The Stock Option Committee is responsible for administering the Company's Stock Option Plan. The Stock Option Committee has full power to interpret the Plan and to establish and amend rules for its administration. The Stock Option Committee is also authorized to determine who from the eligible class of persons shall be granted options and the terms and provisions of the options. The Stock Option Committee is comprised of Messrs. Reuben Seltzer and Martin M. Goldwyn and held one meeting during fiscal 1998. The Board of Directors of the Company is responsible for administering the Company's 1994 Directors Stock Option Plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Pursuant to Section 16(a) of the Securities Exchange Act of 1934, and the rules issued thereunder, the Company's directors and executive officers are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Copies of such reports are required to be furnished to the Company. Based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that, during fiscal 1998, all of its executive officers and directors complied with the requirements of Section 16(a).

                            ADDITIONAL INFORMATION

STOCK OWNERSHIP

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 2, 1998, by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

                                                       SHARES OF COMMON STOCK
                                                        BENEFICIALLY OWNED AS
                                                                 OF
                                                         NOVEMBER 2, 1998(1)
                                                       -----------------------
                   EXECUTIVE OFFICERS,                  NUMBER OF   PERCENT OF
              DIRECTORS AND 5% STOCKHOLDERS               SHARES      CLASS
              -----------------------------            ------------ ----------
   Bernard Seltzer....................................   732,132(2)   16.2%
   c/o Hi-Tech Pharmacal Co., Inc.
      369 Bayview Avenue
      Amityville, New York 11701
   David S. Seltzer...................................   678,893(3)   14.5%
   c/o Hi-Tech Pharmacal Co., Inc.
      369 Bayview Avenue
      Amityville, New York 11701
   Martin S. Knopf....................................           --      --
   c/o Hi-Tech Pharmacal Co., Inc.
      369 Bayview Avenue
      Amityville, New York 11701
   Reuben Seltzer.....................................   400,485(4)    8.8%
   c/o Hi-Tech Pharmacal Co., Inc.
      369 Bayview Avenue
      Amityville, New York 11701
   Arthur S. Goldberg.................................    38,625(5)      *
   c/o Hi-Tech Pharmacal Co., Inc.
      369 Bayview Avenue
      Amityville, New York 11701
   Elan Bar-Giora.....................................    50,000(6)    1.1%
   c/o Hi-Tech Pharmacal Co., Inc.
      369 Bayview Avenue
      Amityville, New York 11701
   Martin M. Goldwyn..................................    16,500(7)      *
   c/o Tashlik, Kreutzer & Goldwyn P.C.
      833 Northern Boulevard
      Great Neck, New York 11021
   Yashar Hirshaut, M.D...............................     8,250(8)      *
   c/o Hi-Tech Pharmacal Co., Inc.
      369 Bayview Avenue
      Amityville, New York 11701
   All Directors and Executive Officers as a group (8
      persons)........................................ 1,924,885(9)   39.9%

--------
 * Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.

(2) Amount does not include 60,000 shares of Common Stock owned by Mr. Seltzer's wife, as to which Bernard Seltzer disclaims beneficial ownership.

(3) Amount includes options to purchase 143,750 shares of Common Stock exercisable within 60 days of November 2, 1998, and 102,406 shares of Common Stock owned by Mr. Seltzer's wife and children.

(4) Amount includes options to purchase 35,750 shares of Common Stock exercisable within 60 days of November 2, 1998 and 98,028 shares of Common Stock owned by Mr. Seltzer's wife and children.

(5) Amount represents options to purchase 38,625 shares of Common Stock exercisable within 60 days of November 2, 1998.

(6) Amount represents options to purchase 50,000 shares of Common Stock exercisable within 60 days of November 2, 1998.

(7) Amount represents options to purchase 16,500 shares of Common Stock exercisable within 60 days of November 2, 1998.

(8) Amount includes options to purchase 8,250 shares of Common Stock exercisable within 60 days of November 2, 1998.

(9) Amount includes options to purchase 294,000 shares of Common Stock exercisable within 60 days of November 2, 1998.

EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation paid for the year ended April 30, 1998 to (i) the Chief Executive Officer and (ii) the Company's three other most highly compensated individuals who were serving as officers on April 30, 1998, 1997 and 1996 and whose salary plus bonus exceeded $100,000 for such years (collectively, the "Named Executive Officers").

                                                           LONG TERM
                                                          COMPENSATION
                               ANNUAL COMPENSATION           AWARDS
                         -------------------------------- ------------
                                                           SECURITIES
                                             OTHER ANNUAL  UNDERLYING   ALL OTHER
  NAME AND PRINCIPAL          SALARY  BONUS  COMPENSATION   OPTIONS    COMPENSATION
       POSITION          YEAR   ($)    ($)      (1)($)        (#)         (2)($)
  ------------------     ---- ------- ------ ------------ ------------ ------------
Bernard Seltzer          1998 199,000 18,000      --              0       4,420
Chairman                 1997 186,000 16,000      --              0       3,910
                         1996 186,000 20,000      --              0       3,408
David S. Seltzer         1998 236,000 18,000      --         50,000       3,207
President, Chief         1997 186,000 16,000      --         50,000       3,175
Executive Officer,       1996 186,000 25,000      --         37,500       1,040
Secretary and Treasurer
Elan Bar-Giora           1998 100,000 17,000      --         10,000       1,715
Executive Vice           1997 102,000      0      --         10,000       1,475
President-Operations     1996 100,000      0      --         10,000           0
Arthur S. Goldberg       1998 110,000      0      --          7,500          --
Vice President of        1997 101,000      0      --          7,500          --
Finance                  1996  93,000      0      --          7,500          --
and Chief Financial
Officer

--------
(1) The named executive officers received various perquisites, the cost of which did not exceed the lesser of $50,000 or 10% of annual salary plus bonus.

(2) Represents the dollar value of the premium paid by the Company during the fiscal years ended April 30, 1998, 1997 and 1996 with respect to term life insurance for the benefit of the named executive officer.

                      OPTIONS GRANTS IN LAST FISCAL YEAR

  The following table contains information concerning stock option grants made to each of the Named Executive Officers in fiscal 1998. No stock appreciation rights were granted to these individuals during such year.

                                              INDIVIDUAL GRANTS
                              --------------------------------------------------
                                 NUMBER OF      PERCENT OF
                                 SECURITIES    TOTAL OPTIONS
                                 UNDERLYING     GRANTED TO   EXERCISE
                                  OPTIONS      EMPLOYEES IN   PRICE   EXPIRATION
              NAME            GRANTED(#)(1)(2)  FISCAL YEAR   ($/SH)     DATE
              ----            ---------------- ------------- -------- ----------
   Bernard Seltzer...........           0             0           0          0
   David S. Seltzer..........      50,000          36.6%       5.25    1/15/08
   Elan Bar-Giora............      10,000           7.3%       5.25    1/15/08
   Arthur S. Goldberg........       7,500           5.6%       5.25    1/15/08

--------
(1) Options granted in fiscal year 1998 are scheduled to vest and become exercisable in yearly increments of 25% beginning on January 15, 1999, with full vesting occurring on January 15, 2002. Options expire ten years after grant under the terms of the Company's Plan.
(2) Granted January 15, 1998.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table sets forth information concerning option exercises and option holdings for the fiscal year 1998 with respect to each of the Named Executive Officers. No Named Executive Officers exercised any options during such year.

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF
                                                             SECURITIES
                                                             UNDERLYING
                                                             UNEXERCISED    VALUE OF UNEXERCISED
                                                             OPTIONS AT     IN-THE-MONEY OPTIONS
                                                           FISCAL YEAR-END   AT FISCAL YEAR-END
                                                               (#)(1)              ($)(2)
                                                           --------------- ----------------------
                            SHARES ACQUIRED VALUE REALIZED  EXERCISABLE/        EXERCISABLE/
             NAME           ON EXERCISE (#)      ($)        UNEXERCISABLE      UNEXERCISABLE
             ----           --------------- -------------- --------------- ----------------------
   Bernard Seltzer.........         0              0             0/0                0/0
   David S. Seltzer........         0              0       143,750/106,250    150,000/108,125
   Elan Bar-Giora..........         0              0         50,000/25,000      78,125/32,500
   Arthur S. Goldberg......         0              0         38,625/16,875      47,718/20,156

--------
(1) Adjusted to reflect a 3-for-2 stock split declared on November 1, 1993.
(2) Amounts reflect the market value of the underlying shares of Common Stock on April 30, 1998 less the exercise price.

EMPLOYMENT CONTRACTS

  Bernard Seltzer serves as Chairman of the Company and David S. Seltzer serves as President, Chief Executive Officer, Secretary and Treasurer of the Company pursuant to employment agreements, as amended, effective as of May 1, 1992 and expiring April 30, 2000, pursuant to which they have agreed to serve in their respective capacities. Bernard Seltzer resigned as President and Chief Executive Officer effective as of May 1, 1998. David Seltzer was elected to serve as President and Chief Executive Officer effective May 1, 1998. Such employment agreements were modified to provide that the annual base salary for each of Bernard Seltzer and David Seltzer would be $199,000 and $236,000 for the fiscal year commencing May 1, 1997 through April 30, 1998, respectively. The increase in annual base salary for each fiscal year thereafter for Bernard Seltzer and David S. Seltzer is determined by multiplying their respective annual base salary for the prior fiscal year by the greater of 5% or the increase in the Consumer Price Index as of May 1 of each such year over the index as of May 1 of the prior year. The Board of Directors in its discretion will determine the annual bonus, if any, to be received by Bernard Seltzer and David S. Seltzer. The employment agreements also contain standard confidentiality provisions and a non-compete provision for a term of one year after the termination of their employment.

  Under the employment agreements for each of Bernard Seltzer and David S. Seltzer, the Company will pay to each person's estate upon his death, his base salary for a period of twelve (12) months after the end of the month in which death occurred. In the event of total disability, each will continue to receive his base salary for the remaining term of his employment agreement. In addition to base salary, Bernard Seltzer and David S. Seltzer each will be paid an amount equal to a percentage of the bonus, if any, based on the portion of such year in which death, total disability or termination of employment occurred. If termination is for cause, total disability or because he wrongfully leaves his employment, then, upon such occurrence, the employment agreement shall be deemed terminated and the Company shall be released from all obligations.

  Arthur S. Goldberg serves as Vice President-Finance and Chief Financial Officer of the Company pursuant to a two year employment agreement ending on August 31, 2000. Mr. Goldberg's annual base salary is $116,000 for the period commencing on September 1, 1997 through August 31, 1998. Such annual salary shall be adjusted annually, commencing September 1, 1998, by the annual change in the Consumer Price Index or an agreed upon substitute but no less than 5% per annum. The Board of Directors in its discretion will determine the annual bonus, if any, to be received by Mr. Goldberg. Such employment agreement contains standard confidentiality provisions.

CERTAIN TRANSACTIONS

  For the fiscal year ended April 30, 1998, Mr. Reuben Seltzer, a director of the Company, was engaged by the Company to provide new business development and legal services. For such services, Mr. Reuben Seltzer received $50,000. Mr. Reuben is the son of Mr. Bernard Seltzer, the Company's Chairman of the Board.

  The Company and Reuben Seltzer each has a 23.3% interest in Marco Hi-Tech JV Ltd., a New York corporation, which markets raw materials for nutraceutical products and has licensed the patent rights to Huperzine and analogues from the Mayo Clinic. Huperzine is a naturally derived compound belonging to a class known as acetylcholinesterase inhibitors. Huperzine has been shown to inhibit the enzyme responsible for the breakdown of acetylcholine, a neurotransmitter or brain chemical, which is believed to be critical in learning and memory. Marco Hi-Tech JV Ltd. plans to manufacture and distribute Huperzine as a dietary supplement under the Dietary Supplement Health and Education Act of 1994 and to develop analogues and derivatives to Huperzine. It also plans to develop other products for the nutraceutical market.

  The Company believes that material affiliated transactions between the Company and its directors, officers, principal stockholders or any affiliates thereof have been, and will be in the future, on terms no less favorable than could be obtained from unaffiliated third parties.

         PROPOSAL 2: PROPOSAL TO AMEND THE HI-TECH PHARMACAL CO., INC.
       AMENDED AND RESTATED STOCK OPTION PLAN TO INCREASE THE NUMBER OF
                    SHARES RESERVED FOR ISSUANCE THEREUNDER

  At the Meeting, the stockholders will be asked to approve an amendment to the Company's Amended and Restated Stock Option Plan (the "Plan") to increase by 500,000 the number of shares of Common Stock reserved for issuance thereunder.

  There are 675,000 shares of the Company's Common Stock reserved for issuance under the Plan, exclusive of the 500,000 shares subject to stockholder approval at the Meeting. Upon approval of the amendment, 1,175,000 shares of the Company's Common Stock will be reserved for issuance under the Plan. As of the Record Date, options to purchase an aggregate of 647,425 shares were outstanding and 9,975 shares, exclusive of the 500,000 shares subject to stockholder approval at the Meeting, were available for future grants. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing officers, key management employees and other eligible participants with financial incentives tied directly to the Company's long term business objectives. The Board of Directors believes that the remaining shares available for grant under the Plan are insufficient to accomplish these purposes.

  Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE PLAN.

  The following summary describes the features of the Plan.

TYPES OF INCENTIVE AWARDS

  The Plan contains two forms of incentive awards which may be used at the sole discretion of the Stock Option Committee (the "Committee"). Incentive awards under the Plan may take the form of stock options or stock appreciation rights ("SARs"). The stock options may be incentive stock options ("ISOs") intended to qualify for special tax treatment or non-qualified stock options ("NQSOs").

  The type of incentive award being granted, as well as the terms and conditions of the award, will be determined by the Committee at the time of grant.

ELIGIBLE PERSONS

  All officers of the Company are eligible to participate in the Plan. Also eligible to participate, if so identified by the Committee, are officers of wholly-owned subsidiaries of the Company, other key management employees of the Company or any wholly-owned subsidiary of the Company, other employees or consultants of the Company or any subsidiary or affiliate of the Company, and other persons whose participation in the Plan is deemed by the Committee to be in the best interests of the Company.

ADMINISTRATION OF THE PLAN

  The Committee will determine the eligible participants who will be granted incentive awards, determine the amount and type of award, determine the terms and conditions of awards, construe and interpret the Plan and make all other determinations with respect to the Plan, to the extent permitted by applicable law.

DURATION OF THE PLAN

  The Plan is a fifteen year program and will terminate on January 31, 2009, unless terminated sooner according to the terms of the Plan.

STOCK OPTION PLAN

  The Committee may grant ISOs, NQSOs and tandem SARs to eligible participants, subject to the terms and conditions of the Plan.

STOCK OPTIONS

  ISOs allow the optionee to buy certain number of shares of the Company's Common Stock at an option price equal to the market price at the time the option is granted. NQSOs allow the optionee to buy a certain number of shares of the Company's Common Stock at an option price equal to, more than, or less than the market price at the time the option is granted. An option may not be exercised until the right to do so has vested under a schedule approved by the Committee. The vesting schedule generally approved by the Committee generally provides that one-quarter of the options may be exercised on or after the first anniversary of the date of grant, one-half on or after the second anniversary, three-quarters on or after the third anniversary and 100 percent on or after the fourth anniversary.

TANDEM SARS

  At the discretion of the Committee, options may be granted with or without tandem SARs which permit an optionee to surrender an option or a portion thereof in exchange for a cash payment equal to the difference between the current market value of the stock and the option price. A tandem SAR is subject to the same terms and conditions as the related option, except that it may be exercised only when the market value exceeds the option price. In addition, executive officers of the Company and other participants who are subject to Section 16 of the Securities Exchange Act of 1934 may exercise SARs only during certain quarterly window periods.

PAYMENT FOR SHARES UPON EXERCISE OF STOCK OPTIONS

  At the time an option is exercised, shares of Common Stock may be purchased by (i) cash; (ii) shares of the Company's Common Stock owned by the optionee for at least one year; (iii) a "cashless exercise" procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, delivers the option price to the Company, and delivers the remaining sale or loan proceeds to the optionee); or (iv) any combination of the foregoing or any other method of payment which the Committee may allow.

TERM OF OPTIONS AND TANDEM SARS

  The term of each ISO and related tandem SAR is ten years and the term of each NQSO and related tandem SAR is fifteen years, subject to earlier termination as described below.

TERMINATION OF EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY

  Upon termination of the optionee's employment or relationship with the Company, any unexercised options shall be cancelled and terminated immediately, except that any unexercised options which are vested may be exercised during the balance of their term or within nine months of termination, whichever is shorter. If an optionee is terminated for cause or discharged, any unexercised options shall be terminated immediately. In the event of a termination by reason of retirement by reason of death or disability, or by reason of a divestiture or change in control of the Company, special rules allow the optionee to exercise all vested and unvested options within certain time periods after termination.

ADJUSTMENTS UPON CHANGES IN NUMBER OR VALUE OF SHARES OF COMMON STOCK

  In order to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, mergers, consolidations, or other events that materially increase or decrease the number or value of shares of the Company's Common Stock, the Committee may adjust (1) the number of shares of Common Stock available for future grants of incentive awards under the Plan, (2) the number of shares represented by outstanding awards, and (3) the price of those shares.

NON-TRANSFERABILITY OF OPTIONS

  Options shall not be transferable otherwise than by will or by the laws of descent and distribution, and, subject to the Committee's discretion, generally may be exercised during the lifetime of the recipient only by the recipient.

CHANGE IN CONTROL

  In the event the Committee determines that a change in control (as defined in the Plan) is in the best interests of stockholders of the Company and will not adversely impact the recipients of incentive awards under the Plan, (1) any time periods relating to the exercise or realization of any incentive award shall be accelerated so that such award may be exercised or realized in full immediately upon the change in control, and (2) the Committee may offer recipients the option of having the Company purchase their awards for an amount of cash which could have been attained upon the exercise or realization of such awards if they had been fully exercisable or realizable.

AMENDMENT AND TERMINATION OF THE PLAN AND OPTIONS

  The Board of Directors or the Committee may at any time suspend, terminate, modify or amend the Plan in any respect. However, stockholder approval of amendments shall be obtained in the manner and to the degree required by applicable laws or regulations. The Committee also has broad discretion to amend or modify the terms and conditions of any incentive award or cancel or annul any grant of an award, subject to certain restrictions.

FUNDING

  Inasmuch as the Plan is designed to encourage financial performance and to improve the value of stockholders' investment in the Company, the costs of the Plan will be funded from corporate earnings.

FEDERAL INCOME TAX CONSEQUENCES

  The following summary of federal income tax consequences does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not cover the tax consequences of the Plan (or the grant or exercise of options thereunder) under state and/or other local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. Accordingly, individuals eligible to receive options under the Plan should consult their personal tax advisors prior to engaging in any transactions under the Plan.

  The characterization of income as either ordinary income or capital gain is still required by the Internal Revenue Code ("IRC"), and may have important tax consequences to participants under the Plan in some situations. Therefore, the following summary continues to characterize income from various transactions as either ordinary income or capital gain.

  INCENTIVE STOCK OPTIONS. In general, an option holder will not be treated as receiving taxable income upon either the grant or exercise of an option which qualifies as an ISO and the option holder generally will receive capital gain or loss treatment, as the case may be, upon the sale of the shares acquired upon the exercise of an ISO if certain conditions relating to employment requirements and holding period requirements under Section 422 of the IRC are satisfied. Under most circumstances, the shares of Common Stock acquired pursuant to the exercise of an ISO (a) must not be sold or otherwise disposed of for two years from the date of the grant of such option, and (b) must be held for at least one year after the transfer of such stock to the option holder upon exercise of the option. (Neither of such holding periods apply to the disposition of shares by the option holder's estate or the option holder's heirs after death.)

  If shares acquired upon exercise of an ISO are disposed of in violation of the holding period requirements described above (a "Disqualifying Disposition"), the option holder generally will recognize ordinary income in the year of such Disqualifying Disposition in an amount equal to the difference between (a) the option exercise price, and (b) the lesser of (i) the amount realized on such disposition or (ii) the fair market value of such shares as of the date of exercise of the option under which the shares were acquired. Any gain realized on a Disqualifying Disposition in excess of such ordinary income amount generally will be treated as capital gain (short-term or long-term depending on the option holder's holding period with respect to such shares).

  In the case of ISOs, the excess of the fair market value of the stock as of the exercise date over the option exercise price is included in alternative minimum taxable income in the year of exercise, and thus may be subject to the alternative minimum tax.

  NON-QUALIFIED STOCK OPTIONS. In general, there are no tax consequences to the option holder upon the grant of a NQSO, but upon exercise the option holder generally will recognize ordinary income equal to the difference between the purchase price paid for the shares on exercise of the option and the fair market value of such shares as of the date of exercise. However, a special rule (the "Section 16(b) Deferral Rule") applies in the case of option holders (generally officers, directors and 10% stockholders) who are subject to Section 16(b) of the Exchange Act (under which an "insider's" profit on the purchase and sale or sale and purchase within less than six months of equity securities of the issuer may be recovered by the issuer). Under the Section 16(b) Deferral Rule, such ordinary income attributable to the exercise of a NQSO generally will not be recognized until the expiration of the period during which a sale of the stock could subject the option holder to suit under
Section 16(b), with the amount of such ordinary income being measured by the fair market value of the stock at the expiration of such period (the "Section 16(b) Expiration Date").

  The Section 16(b) Deferral Rule can be waived by an option holder if he or she makes a timely election (generally, within 30 days following exercise) under Section 83(b) of the IRC to recognize ordinary income at the time of exercise of the NQSO.

  An option holder's tax basis in shares acquired on exercise of a NQSO generally will be equal to the exercise price paid for such shares by the option holder plus the amount of income recognized by the option holder by reason of his or her exercise of the option under the rules described above. Upon a subsequent disposition of the shares received on exercise of a NQSO the difference between the amount realized on such disposition and the option holder's tax basis for such shares generally will be treated as a capital gain or loss, which will be short-term or long-term depending on whether the shares are held for the applicable long-term holding period following exercise of the option (currently more than one year). However, in the case of an option holder who is subject to the Section 16(b) Deferral Rule described above and who does not waive such rule by filing an election under Section 83(b) of the IRC, such option holder's capital gain holding period generally will not commence until the Section 16(b) Expiration Date.

TANDEM STOCK APPRECIATION RIGHTS

  There will be no federal income tax consequences to either the optionee or the Company upon the grant of a tandem SAR or during the period that the unexercised right remains outstanding. Upon the exercise of a tandem SAR, the amount received will be taxable to the optionee as ordinary income and the Company will be entitled to a corresponding deduction.

  USE OF COMMON STOCK TO PAY EXERCISE PRICE. Subject to the provisions of the Plan, an option holder may be permitted to use shares of the Company's Common Stock (previously acquired by the option holder) to pay the exercise price under an ISO or a NQSO. The option holder should consult with his or her personal tax advisor to review the tax consequences of delivering shares of Common Stock to exercise stock options. If an individual exercises a NQSO by delivering other shares, the individual will not recognize gain or loss with respect to the exchanged shares, even if their then fair market value is different from the individual's tax basis in such shares. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if the individual had paid the exercise price in cash, and the Company generally will be entitled to an equivalent tax deduction. Provided the individual receives a separate identifiable stock certificate therefor, the individual's tax basis in that number of shares received on such exercise, which is equal to the number of shares surrendered on such exercise, will be equal to the individual's tax basis in the shares surrendered and the individual's holding period for such number of shares received will include the individual's holding period for the shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash. It should be noted, however, that the use by an option holder of Common Stock acquired through the previous exercise of an ISO to pay the exercise price under another incentive stock option will be treated as a Disqualifying Disposition of the previously acquired Common Stock if the applicable holding period requirements have not yet been satisfied with respect to such previously acquired stock. In such circumstances, the option holder will be taxed as if such previously acquired shares had been sold (in a Disqualifying Disposition) for their fair market value as of the date on which they are used to pay the exercise price under such other ISO.

  COMPANY DEDUCTIONS. In general, the Company will not be entitled to any deductions with respect to ISOs granted under the Plan. However, if an employee is required to recognize ordinary income upon a Disqualifying Disposition of stock acquired under the Plan, then the Company generally will be allowed a deduction to the extent of such ordinary income. In that regard, the Company may require any option holder disposing of stock in a Disqualifying Disposition to notify the Company of such disposition. In the case of NQSOs, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder upon exercise of such option (or as of the Section 16(b) Expiration Date if the Section 16(b) Deferral Rule applies).

  WITHHOLDINGS AND INFORMATION REPORTS. The Company generally is required to make applicable federal payroll withholdings with respect to compensation income recognized by employees under the Plan. Such withholdings ordinarily will be accomplished by withholding the required amount from other cash compensation due from the Company to the employee, by having the employee pay to the Company the required withholding amount, or by such other permissible methods as the Company may deem appropriate. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving the Plan.

  The grant of options under the Plan is within the discretion of the Stock Option Committee. For this reason, the options to be granted to officers and key employees under the Plan are not determinable.

               PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

  The Company is asking the stockholders to ratify the appointment of Richard
A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending April 30, 1999.

  In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

  Richard A. Eisner & Company, LLP has audited the Company's financial statements annually since fiscal 1992. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF RICHARD A. EISNER & COMPANY, LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 1999.

                                OTHER BUSINESS

  The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

VOTING PROCEDURES

  Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

  With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker votes, the shares are not considered present at the Meeting for the particular matter as to which the broker withheld authority.

                       1999 PROPOSALS FOR ANNUAL MEETING

  Proposals by stockholders which are intended to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive offices on or before June 17, 1999.

ANNUAL REPORT

  The Company's Annual Report containing audited financial statements for the fiscal year ended April 30, 1998 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-KSB (WITHOUT EXHIBITS) FOR THE YEAR ENDED APRIL 30, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF DAVID S. SELTZER, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          Hi-Tech Pharmacal Co., Inc.

                                          David S. Seltzer
                                          President, Chief Executive Officer,
                                          Secretary and Treasurer

Dated: November 2, 1998

                          HI-TECH PHARMACAL CO., INC.
               Annual Meeting of Stockholders - December 3, 1998
                (Solicited on Behalf of the Board of Directors)

                                     PROXY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Hi-Tech Pharmacal Co., Inc. (the "Company") constitutes and appoints Bernard Seltzer and David S. Seltzer or either of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned at the Annual Meeting of the Stockholders of the Company, to be held at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747 on December 3, 1998 at 10:00 A.M., and at any adjournment or adjournments thereof, upon the following matters (which are more fully described in the accompanying Proxy Statement).

        (1) FOR the election of the following nominees to the Board of Directors for the ensuing year: Bernard Seltzer, David S. Seltzer, Reuben Seltzer, Martin M. Goldwyn and Yashar Hirshaut, M.D. [ ] (except as marked to the contrary below).

             WITHHOLD authority to vote for all nominees listed above. [ ]

             ----------------------------------------------------------------
             (Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided above.)

        (2) FOR [ ] AGAINST [ ] ABSTAIN [ ] the proposal to amend the Company's Amended and Restated Stock Option Plan to increase by 500,000 the number of shares of common stock reserved for issuance thereunder.

        (3) FOR [ ] AGAINST [ ] ABSTAIN [ ] the proposal to ratify the appointment of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending April 30, 1999.

        (4) In their discretion, upon other matters as may properly come before the meeting or any adjournments thereof.

        UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS AND "FOR" ITEMS 2 AND 3.
                                     (Continued and signed on the reverse side)

        A majority of such attorneys and proxies, or their substitutes at the meeting, or any adjournment or adjournments thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is revoked.

        IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of such meeting and proxy statement in reference thereto both dated November 2, 1998.

                           Dated:                          1998
                                  ------------------------

                           ------------------------------------
                           (Stockholder(s) Signature)
                                                         (L.S.)
                           -----------------------------

                           ------------------------------------
                           Printed Name of Stockholder

                           NOTE: Signature should correspond with name appearing on stock certificate. When signing in a fiduciary or representative capacity, sign full title as such. Where more than one owner, each should sign.